UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2016

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

412 Mount Kemble Ave, Suite 110C

Morristown, NJ 07960
(973) 461-5200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2016, the Board of Directors (the “Board”) of Majesco, a California corporation (the “Company”), appointed Westley Thompson as a member of the Board, effective immediately.  Mr. Thompson will serve for a term expiring at the next annual meeting of shareholders in 2017.  Mr. Thompson was also appointed to serve on the Compensation Committee of the Board.

Since January 2015, Mr. Thompson, 61, has served as the Founder and CEO of Emerge, and from 2008 until April 2014, Mr. Thompson served as the President of Sun Life Financial U.S. During his career, Mr. Thompson has held executive roles at Lincoln Financial Group and CIGNA Individual Insurance. Since November 2015, Mr. Thompson has served on the Board of Goldman Sachs Trust II and served on the Board of Phoenix Wealth Management from September 2014 to June 2016. Mr. Thompson earned a Bachelor of Arts in Political Science and Economics from Brown University.

Majesco believes that Mr. Thompson’s extensive knowledge of finance, operations, and general management of a life and annuity insurance company and valuable experience in corporate governance, acquisitions, strategic planning and leadership development qualify him to serve on Majesco’s board of directors.

Mr. Thompson’s ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors, as described in Item 11 of the Company’s most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission (the “SEC”) on May 23, 2016, and as amended on July 26, 2016, under the heading “Executive Compensation,” and the Current Report on Form 8-K filed with the SEC on August 22, 2016. In addition, Mr. Thompson entered into an indemnification agreement with the Company effective September 1, 2016, substantially in the form of the indemnification agreement entered into between the Company and its other directors and officers, previously filed with the SEC on September 1, 2015 as Exhibit 10.1 to Majesco’s Registration Statement on Form S-4 (File No. 333-202180).

There is no arrangement or understanding between Mr. Thompson and any other persons pursuant to which Mr. Thompson was selected as a director. There are no related party transactions involving Mr. Thompson that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2016	Majesco

	By:	/s/ Ketan Mehta
Name: Ketan Mehta
Title: President and Chief Executive Officer